Exhibit 11

   Statement re Computation of Basic and Diluted Net Income per Common Share


Basic and diluted net income per common share is calculated as follows:

Three months ended March 31, 1997:                                  Number of         Weighted
                                                           Date        shares          Average
                                                  ---------------------------------------------
Shares outstanding 1/1/97 (1)                            1/1/97    14,417,116       14,417,116
                                                  ---------------------------------------------

      Weighted average shares outstanding for the period                            14,417,116

            Net income for the period (thousands)                               $        3,999
                                                                              =================

Basic and diluted net income per common share (2)                               $          .28
                                                                              =================

Three months ended March 31, 1998:                                  Number of         Weighted
                                                           Date        shares          Average
                                                    -------------------------------------------
Shares outstanding 1/1/98                                1/1/98    17,593,366       17,593,366
                                                    -------------------------------------------

      Weighted average shares outstanding for the period                            17,593,366

            Net income for the period (thousands)                               $        5,864
                                                                              =================

Basic and diluted net income per common share (2)                               $         0.33
                                                                              =================

     (1) Assuming 5,193,693 shares issued in conjunction with the consolidation transaction described in Note 2 to the condensed combined and consolidated financial statements had been outstanding for all periods presented.


     (2)There are no dilutive securities outstanding for the periods presented resulting in basic and diluted earnings per share being equal.